AGREEMENT AND PLAN OF REORGANIZATION


          THIS AGREEMENT AND PLAN OF REORGANIZATION (the "Plan") is made this 23rd day of December, 1998, among Pandora's Golden Box, a Nevada corporation ("Pandora's"); Electronic Service Co., Inc., an Oklahoma corporation doing business as "Computer Masters" ("Computer Masters"); and the stockholders (the "Computer Masters Stockholders") and subscribers (the "Computer Masters Subscribers") to purchase common stock of Computer Masters who are listed on Exhibit A hereto and who execute and deliver a copy of the Plan (sometimes, collectively, the "Computer Masters Stockholders").

                       W I T N E S S E T H:

                             RECITALS

          WHEREAS, the respective Boards of Directors of Pandora's and Computer Masters and the Computer Masters Stockholders have adopted resolutions pursuant to which Pandora's shall acquire and Computer Masters Stockholders shall exchange 100% of the outstanding common stock and subscriptions to purchase common stock of Computer Masters; and

          WHEREAS, the sole consideration for 100% interest in Computer Masters shall be the exchange of "unregistered" and "restricted" shares of $0.001 par value common stock of Pandora's, as outlined in Exhibit A; and

          WHEREAS, the Computer Masters Stockholders shall acquire in exchange such "unregistered" and "restricted" shares of Pandora's in a reorganization within the meaning of Section 368(a)(1)(B) of the Internal Revenue Code of 1986, as amended;

          NOW, THEREFORE, in consideration of the mutual covenants and promises contained herein, it is agreed:

                            Section 1

                        Exchange of Stock

                 1.1 Number of Shares. The Computer Masters Stockholders and the
Computer Masters Subscribers respectively agree to transfer to Pandora's at the closing (the "Closing") 100% of the outstanding securities and subscriptions to purchase securities of Computer Masters, which are listed in Exhibit A hereof attached hereto and incorporated herein by reference (the "Computer Masters Shares"), respectively in exchange for 2,433,334 pre-split shares of common stock of Pandora's (for the outstanding securities of Computer Masters [see Section 1.5 below respecting the planned three for one forward split of the outstanding voting securities of Pandora's]), and 130,966 pre-split shares of Pandora's (for the outstanding subscriptions). Taking into account (i) these shares (collectively, 2,584,001 shares), (ii) the current outstanding shares of Pandora's (240,341 shares), the shares to be canceled as outlined in Section 1.5 below (26,666 shares), (iii) the shares to be issued to a financial consultant as outlined in Section 1.6 below (335,658 shares) and (iv) the shares to be issued to two attorneys as outlined in
Section 1.7 below (200,000 shares), there will be 3,333,333 outstanding post-Plan and pre-split shares on the Closing.

                 1.2     Delivery of Certificates by Computer Masters
Stockholders.
The transfer of the Computer Masters Shares by the Computer Masters Stockholders shall be effected by the delivery to Pandora's at the Closing of stock certificate or certificates representing the transferred shares duly endorsed in blank or accompanied by stock powers executed in blank (duly endorsed Assignments Separate From Stock Powers shall be sufficient for the outstanding subscriptions), with all signatures witnessed or guaranteed to the satisfaction of Pandora's and with all necessary transfer taxes and other revenue stamps affixed and acquired at the Computer Masters Stockholders' expense.

                 1.3 Further Assurances. At the Closing and from time to time thereafter, the Computer Masters Stockholders shall execute such additional instruments and take such other action as Pandora's may request in order to exchange and transfer clear title and ownership in the Computer Masters Shares to Pandora's.

                 1.4     Resignations of Present Directors and Executive
Officers and
Designation of New Directors and Executive Officers. On Closing, the present directors and executive officers of Pandora's shall resign, in seriatim, and designate the directors and executive officers nominated by Computer Masters to serve in their place and stead, until the next respective annual meetings of the stockholders and Board of Directors of Pandora's, and until their respective successors shall be elected and qualified or until their respective prior resignations or terminations, who shall be: Cynthia A. Cole, President, Secretary and Director; and Homer O. Cole, III, Chairman, Vice President and Director.

                 1.5 Cancellation of Certain Pre-Plan Shares and Rights to Acquire Shares. In consideration of the Plan, Sam Bono and Carol Novick, the two current directors and executive officers of Pandora's, shall each convey to Pandora's simultaneous with the Closing, 13,333 shares of common stock of Pandora's which are respectively owned by them (26,666 shares in the aggregate), and shall agree to compromise and waive any past or future compensation due each of them by Pandora's, in cash, common stock, common stock options or otherwise.

                 1.6 Financial Consultant's Compensation. In consideration of services rendered in connection with the negotiation and Closing of the Plan, simultaneous with the Closing, Pandora's shall issue 335,658 "unregistered" and "restricted" shares of its common stock to Eurotrade Financial, Inc., or its designees.

                 1.7 Attorneys' Compensation Agreement. Subject to the Closing of the Plan and pursuant to a written compensation agreement with certain attorneys (Leonard W. Burningham, Esq. and David R. Strawn, Esq.) engaged by Pandora's, Pandora's shall issue 200,000 pre-split shares of its common stock (100,000 pre-split shares to each) for non-capital raising services rendered, and which shares shall be registered with the Securities and Exchange Commission on Form S-8.

                 1.8     Change of Name and Reverse Split.   Simultaneous with
the
Closing of this Plan, Pandora's shall adopt such resolutions necessary for the preparation and mailing to its post-Plan stockholders of an Information Statement for the purpose of amending Pandora's's Articles of Incorporation to change the name of Pandora's to "Computer Masters, Inc." and to effect a forward split of its outstanding post-Plan common stock on a basis of three for one (increasing the post-Plan common outstanding shares [3,333,333 shares, more or less] to 10,000,000 shares, more of less), while retaining the current par value and authorized shares, with appropriate adjustments in the additional paid in capital and stated capital accounts of Pandora's.

                 1.9 Assets and Liabilities of Pandora's at Closing. Pandora's shall have no material assets and no liabilities at Closing, and all costs incurred by Pandora's incident to the Plan shall have been paid or satisfied.

                1.10     Limitation on Reverse Splits and Issuance of
Securities
Under and S-3 or S-8 Registration Statement. Without the prior written consent of the current members of the Board of Directors of Pandora's, (i) no reverse split of the outstanding voting securities of Pandora's shall be effected following the Closing, for a period of not less than 18 months; and
(ii) except for the S-8 Registration Statement to be filed in accordance with
Section 1.7 hereof, following the Closing, Pandora's shall not utilize Form S-3 or S-8 of the Securities and Exchange Commission (or any forms which replace or supercede these forms and are for similar purposes) to offer, sell or issue any of any its securities, now or hereafter authorized to be issued by Pandora's, for a period of 18 months.

                1.11 Closing. The Plan will be deemed to be closed on receipt of the signatures of Computer Masters Stockholders owning not less that 80% of the Computer Master Shares.

                             Closing

          The Closing contemplated by Section 1 shall be held at the offices of Leonard W. Burningham, Esq., Suite 205 Hermes Building, 455 East 500 South, Salt Lake City, Utah 84111, on or before ten days following the execution and delivery of this Plan, unless another place or time is agreed upon in writing by the parties. The Closing may be accomplished by wire, express mail or other courier service, conference telephone communications or as otherwise agreed by the respective parties or their duly authorized representatives.

                            Section 3

           Representations and Warranties of Pandora's

          Pandora's represents and warrants to, and covenants with, the Computer Masters Stockholders and Computer Masters as follows:

                 3.1 Corporate Status. Pandora's is a corporation duly organized, validly existing and in good standing under the laws of the State of Nevada and is licensed or qualified as a foreign corporation in all states in which the nature of its business or the character or ownership of its properties makes such licensing or qualification necessary (Nevada only.) Pandora's is a publicly held company, having previously and lawfully offered and sold a portion of its securities in accordance with applicable federal and state securities laws, rules and regulations. It is a fully "reporting issuer" as that term in defined under the Securities Exchange Act of 1934, as amended; is "current in all related filing requirements with the Securities and Exchange Commission; and all reports and/or registration statements so filed by Pandora's are true and accurate in every material respect. There is presently no public market for these or any other securities of Pandora's.

                 3.2 Capitalization. The current pre-Plan authorized capital stock of Pandora's consists of 25,000,000 shares of $0.001 par value common voting stock, of which 240,341 shares are issued and outstanding, all fully paid and non-assessable. Except as otherwise provided herein, there are no outstanding options, warrants or calls pursuant to which any person has the right to purchase any authorized and unissued common stock of Pandora's.

                 3.3 Financial Statements. The financial statements of Pandora's furnished to the Computer Masters Stockholders and Computer Masters, consisting of audited financial statements for the years ended December 31, 1997 and 1996, attached hereto as Exhibit B, and unaudited balance sheet and statement of operations for the nine months ended September 30, 1998, attached hereto as Exhibit B-1 and incorporated herein by reference, are correct and fairly present the financial condition of Pandora's at such dates and for the periods involved; such statements were prepared in accordance with generally accepted accounting principles consistently applied, and no material change has occurred in the matters disclosed therein, except as indicated in Exhibit C, which is attached hereto and incorporated herein by reference. Such financial statements do not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements made, in light of the circumstances under which they were made, not misleading.

                 3.4 Undisclosed Liabilities. Pandora's has no liabilities of any nature except to the extent reflected or reserved against in its balance sheets, whether accrued, absolute, contingent or otherwise, including, without limitation, tax liabilities and interest due or to become due, except as set forth in Exhibit C.

                 3.5 Interim Changes. Since the date of its balance sheets, except as set forth in Exhibit C, there have been no (1) changes in financial condition, assets, liabilities or business of Pandora's which, in the aggregate, have been materially adverse; (2) damages, destruction or losses of or to property of Pandora's, payments of any dividend or other distribution in respect of any class of stock of Pandora's, or any direct or indirect redemption, purchase or other acquisition of any class of any such stock; or
(3) increases paid or agreed to in the compensation, retirement benefits or other commitments to its employees.

                 3.6 Title to Property. Pandora's has good and marketable title to all properties and assets, real and personal, reflected in Pandora's balance sheets, and the properties and assets of Pandora's are subject to no mortgage, pledge, lien or encumbrance, except for liens shown therein or in Exhibit C, with respect to which no default exists.

                 3.7 Litigation. There is no litigation or proceeding pending, or to the knowledge of Pandora's, threatened, against or relating to Pandora's, its properties or business, except as set forth in Exhibit C. Further, no officer, director or person who may be deemed to be an affiliate of Pandora's is party to any material legal proceeding which could have an adverse effect on Pandora's (financial or otherwise), and none is party to any action or proceeding wherein any has an interest adverse to Pandora's.

                 3.8 Books and Records. From the date of this Plan to the Closing, Pandora's will (1) give to the Computer Masters Stockholders and Computer Masters or their respective representatives full access during normal business hours to all of Pandora's offices, books, records, contracts and other corporate documents and properties so that the Computer Masters Stockholders and Computer Masters or their respective representatives may inspect and audit them; and (2) furnish such information concerning the properties and affairs of Pandora's as the Computer Masters Stockholders and Computer Masters or their respective representatives may reasonably request.

                 3.9 Tax Returns. Pandora's has filed all federal and state income or franchise tax returns required to be filed or has received currently effective extensions of the required filing dates.

                3.10 Confidentiality. Until the Closing (and thereafter if there is no Closing), Pandora's and its representatives will keep confidential any information which they obtain from the Computer Masters Stockholders or from Computer Masters concerning the properties, assets and business of Computer Masters. If the transactions contemplated by this Plan are not consummated by December 31, 1998, Pandora's will return to Computer Masters all written matter with respect to Computer Masters obtained by Pandora's in connection with the negotiation or consummation of this Plan.

                3.11 Corporate Authority. Pandora's has full corporate power and authority to enter into this Plan and to carry out its obligations hereunder and will deliver to the Computer Masters Stockholders and Computer Masters or their respective representatives at the Closing a certified copy of resolutions of its Board of Directors authorizing execution of this Plan by Pandora's officers and performance thereunder, and the directors adopting and delivering such resolutions are the duly elected and incumbent director of Pandora's.

                3.12 Due Authorization. Execution of this Plan and performance by Pandora's hereunder have been duly authorized by all requisite corporate action on the part of Pandora's, and this Plan constitutes a valid and binding obligation of Pandora's and performance hereunder will not violate any provision of the Articles of Incorporation, Bylaws, agreements, mortgages or other commitments of Pandora's.

                3.13 Environmental Matters. Pandora's has no knowledge of any assertion by any governmental agency or other regulatory authority of any environmental lien, action or proceeding, or of any cause for any such lien, action or proceeding related to the business operations of Pandora's or Pandora's' predecessors. In addition, to the best knowledge of Pandora's, there are no substances or conditions which may support a claim or cause of action against Pandora's or any of Pandora's' current or former officers, directors, agents or employees, whether by a governmental agency or body, private party or individual, under any Hazardous Materials Regulations. "Hazardous Materials" means any oil or petrochemical products, PCB's, asbestos, urea formaldehyde, flammable explosives, radioactive materials, solid or hazardous wastes, chemicals, toxic substances or related materials, including, without limitation, any substances defined as or included in the definition of "hazardous substances," "hazardous wastes," "hazardous materials," or "toxic substances" under any applicable federal or state laws or regulations. "Hazardous Materials Regulations" means any regulations governing the use, generation, handling, storage, treatment, disposal or release of hazardous materials, including, without limitation, the Comprehensive Environmental Response, Compensation and Liability Act, the Resource Conservation and Recovery Act and the Federal Water Pollution Control Act.

                3.14 Access to Information Regarding Computer Masters. Pandora's acknowledges that it has been delivered copies of what has been represented to be documentation containing all material information respecting Computer Masters and Computer Masters's present and contemplated business operations, potential acquisitions, management and other factors; that it has had a reasonable opportunity to review such documentation and discuss it, to the extent desired, with Pandora's's legal counsel, directors and executive officers; that it has had, to the extent desired, the opportunity to ask questions of and receive responses from the directors and executive officers of Computer Masters, and with the legal and accounting firms of Computer Masters, with respect to such documentation; and that to the extent requested, all questions raised have been answered to Pandora's's complete satisfaction.

                            Section 4

  Representations, Warranties and Covenants of Computer Masters
              and the Computer Masters Stockholders

          Computer Masters and the Computer Masters Stockholders (Sections 4.1, 4.11 and 4.12 are the only representations of the Computer Masters Subscribers and Dr. Shirley F. Hartley) represent and warrant to, and covenant with, Pandora's as follows:

                 4.1     Ownership.  Computer Masters Stockholders own the
Computer
Masters Shares, free and clear of any liens or encumbrances of any type or nature whatsoever, and each has full right, power and authority to convey the Computer Masters Shares owned without qualification.

                 4.2 Corporate Status. Computer Masters is a corporation duly organized, validly existing and in good standing under the laws of the State of Oklahoma and is licensed or qualified as a foreign corporation in all states or foreign countries and provinces in which the nature of Computer Masters's business or the character or ownership of Computer Masters properties makes such licensing or qualification necessary.

                 4.3 Capitalization. The authorized capital stock of Computer
Masters consists of 5,000 shares of common stock, par value $0.10 per share, of which 5,000 shares are issued and outstanding, all fully paid and non-assessable. Except for the subscriptions of the Computer Masters Subscribers referred to elsewhere herein, there are no outstanding options, warrants or calls pursuant to which any person has the right to purchase any other securities of Computer Masters. Computer Masters has received subscriptions in the total amount of $366,900, representing the agreement to purchase 122,300 post-Plan shares of common stock of Pandora's; all such sales were made in accordance with Section 4(2) of the Securities Act of 1933, as amended, and Rule 506 of Regulation D promulgated by the Securities and Exchange Commission thereunder. Such subscriptions were place directly by Computer Masters and its management, without sales commissions, other charges or expenses, fees, warrants or other compensation due to anyone. In connection therewith, except as otherwise provided herein, neither the Company nor its management is aware of any finders', underwriters, brokers or other persons entitled to any compensation in connection with this financing or the Plan. Computer Masters will utilize the proceeds from the sale of these subscriptions and the underlying shares as set forth in Schedule 4.3 attached hereto and incorporated herein by reference.

                 4.4     Financial Statements.  The financial statements of
Computer
Masters furnished to Pandora's, consisting of an unaudited balance sheet and income statement for the year ended December 31, 1997, attached hereto as Exhibit D, and an unaudited balance sheet and income statement for the period ended May 31, 1998, attached hereto as Exhibit D-1, and incorporated herein by reference, are correct and fairly present the financial condition of Computer Masters as of these dates and for the periods involved, and such statements were prepared in accordance with generally accepted accounting principles consistently applied, and no material change has occurred in the matters disclosed therein, except as indicated in Exhibit E, which is attached hereto and incorporated herein by reference. These financial statements do not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements made, in light of the circumstances under which they were made, not misleading.

                 4.5 Undisclosed Liabilities. Computer Masters has no material liabilities of any nature except to the extent reflected or reserved against in the balance sheets, whether accrued, absolute, contingent or otherwise, including, without limitation, tax liabilities and interest due or to become due, except as set forth in Exhibit E attached hereto and incorporated herein by reference.

                 4.6 Interim Changes. Since the date of these balance sheets, except as set forth in Exhibit E, there have been no (1) changes in the financial condition, assets, liabilities or business of Computer Masters, in the aggregate, have been materially adverse; (2) damages, destruction or loss of or to the property of Computer Masters, payment of any dividend or other distribution in respect of the capital stock of Computer Masters, or any direct or indirect redemption, purchase or other acquisition of any such stock; or (3) increases paid or agreed to in the compensation, retirement benefits or other commitments to their employees.

                 4.7 Title to Property. Computer Masters has good and marketable title to all properties and assets, real and personal, proprietary or otherwise, reflected in these balance sheets, and the properties and assets of Computer Masters are subject to no mortgage, pledge, lien or encumbrance, except as reflected in the balance sheet or in Exhibit E, with respect to which no default exists.

                 4.8 Litigation. There is no litigation or proceeding pending, or to the knowledge of Computer Masters, threatened, against or relating to Computer Masters or its properties or business, except as set forth in Exhibit
E. Further, no officer, director or person who may be deemed to be an affiliate of Computer Masters is party to any material legal proceeding which could have an adverse effect on Computer Masters (financial or otherwise), and none is party to any action or proceeding wherein any has an interest adverse to Computer Masters.

                 4.9 Books and Records. From the date of this Plan to the Closing, the Computer Masters Stockholders will cause Computer Masters to (1) give to Pandora's and its representatives full access during normal business hours to all of its offices, books, records, contracts and other corporate documents and properties so that Pandora's may inspect and audit them; and (2) furnish such information concerning the properties and affairs of Computer Masters as Pandora's may reasonably request.

                4.10 Tax Returns. Computer Masters has filed all federal and state income or franchise tax returns required to be filed or has received currently effective extensions of the required filing dates.

                4.11 Confidentiality. Until the Closing (and continuously if there is no Closing), Computer Masters, the Computer Masters Stockholders and their representatives will keep confidential any information which they obtain from Pandora's concerning its properties, assets and business. If the transactions contemplated by this Plan are not consummated by December 31, 1998, Computer Masters, the Computer Masters Stockholders will return to Pandora's all written matter with respect to Pandora's obtained by them in connection with the negotiation or consummation of this Plan.

                4.12 Investment Intent. The Computer Masters Stockholders are acquiring the shares to be exchanged and delivered to them under this Plan for investment and not with a view to the sale or distribution thereof, and the Computer Masters Stockholders have no commitment or present intention to liquidate the Company or to sell or otherwise dispose of the Pandora's shares.
 The Computer Masters Stockholders shall execute and deliver to Pandora's on the Closing an Investment Letter attached hereto as Exhibit F and incorporated herein by reference, acknowledging the "unregistered" and "restricted" nature of the shares of Pandora's being received under the Plan in exchange for the Computer Masters Shares, and receipt of certain material information regarding Pandora's.

                4.13 Corporate Authority. Computer Masters has full corporate power and authority to enter into this Plan and to carry out its obligations hereunder and will deliver to Pandora's or its representative at the Closing a certified copy of resolutions of its Board of Directors authorizing execution of this Plan by its officers and performance thereunder.

                4.14 Due Authorization. Execution of this Plan and performance by Computer Masters hereunder have been duly authorized by all requisite corporate action on the part of Computer Masters, and this Plan constitutes a valid and binding obligation of Computer Masters and performance hereunder will not violate any provision of the Articles of Incorporation, Bylaws, agreements, mortgages or other commitments of Computer Masters.

                4.15     Environmental Matters.  Computer Masters and the
Computer
Masters Stockholders have no knowledge of any assertion by any governmental agency or other regulatory authority of any environmental lien, action or proceeding, or of any cause for any such lien, action or proceeding related to the business operations of Computer Masters or its predecessors. In addition, to the best knowledge of Computer Masters, there are no substances or conditions which may support a claim or cause of action against Computer Masters or any of its current or former officers, directors, agents, employees or predecessors, whether by a governmental agency or body, private party or individual, under any Hazardous Materials Regulations. "Hazardous Materials" means any oil or petrochemical products, PCB's, asbestos, urea formaldehyde, flammable explosives, radioactive materials, solid or hazardous wastes, chemicals, toxic substances or related materials, including, without limitation, any substances defined as or included in the definition of "hazardous substances," "hazardous wastes," "hazardous materials," or "toxic substances" under any applicable federal or state laws or regulations. "Hazardous Materials Regulations" means any regulations governing the use, generation, handling, storage, treatment, disposal or release of hazardous materials, including, without limitation, the Comprehensive Environmental Response, Compensation and Liability Act, the Resource Conservation and Recovery Act and the Federal Water Pollution Control Act.

          4.15 Access to Information Regarding Pandora's. Computer Masters and the Computer Masters Stockholders acknowledge that they have been delivered copies of what has been represented to be documentation containing all material information respecting Pandora's and its present and contemplated business operations, potential acquisitions, management and other factors, which documents included Pandora's 10-SB Registration Statement, as amended, previously filed with the Securities and Exchange Commission, and all other reports filed with the Securities and Exchange Commission during the past twelve months; that they have had a reasonable opportunity to review such documentation and discuss it, to the extent desired, with their legal counsel, directors and executive officers; that they have had, to the extent desired, the opportunity to ask questions of and receive responses from the directors and executive officers of Pandora's, and with the legal and accounting firms of Pandora's, with respect to such documentation; and that to the extent requested, all questions raised have been answered to their complete satisfaction.

                            Section 5

Conditions Precedent to Obligations of Computer Masters and the Computer Masters Stockholders

          All obligations of Computer Masters and the Computer Masters Stockholders under this Plan are subject, at their option, to the fulfillment, before or at the Closing, of each of the following conditions:

                 5.1 Representations and Warranties True at Closing. The representations and warranties of Pandora's contained in this Plan shall be deemed to have been made again at and as of the Closing and shall then be true in all material respects and shall survive the Closing.

                 5.2 Due Performance. Pandora's shall have performed and complied with all of the terms and conditions required by this Plan to be performed or complied with by it before the Closing.

                 5.3     Officers' Certificate.  Computer Masters and the
Computer
Masters Stockholders shall have been furnished with a certificate signed by the President of Pandora's, in such capacity, attached hereto as Exhibit G and incorporated herein by reference, dated as of the Closing, certifying (1) that all representations and warranties of Pandora's contained herein are true and correct; and (2) that since the date of the financial statements (Exhibits B and B-1 hereto), there has been no material adverse change in the financial condition, business or properties of Pandora's, taken as a whole.

                 5.4 Opinion of Counsel of Pandora's. Computer Masters and the
Computer Masters Stockholders shall have received an opinion of counsel for Pandora's, dated as of the Closing, to the effect that (1) the representations of Sections 3.1, 3.2 and 3.11 are correct; (2) except as specified in the opinion, counsel knows of no inaccuracy in the representations in 3.5, 3.6 or 3.7; and (3) the shares of Pandora's to be issued to the Computer Masters Stockholders under this Plan will, when so issued, be validly issued, fully paid and non-assessable.

                 5.5 Assets and Liabilities of Pandora's. Unless otherwise agreed, Pandora's shall have no assets and no liabilities at Closing, and all costs, expenses and fees incident to the Plan shall have been paid.

                 5.6 Resignation of Directors and Executive Officers and Designation of New Directors and Executive Officers. The present directors and executive officers of Pandora's shall resign, and shall have designated nominees of Computer Masters as outlined in Section 1.4 hereof as directors and executive officers of Pandora's to serve in their place and stead, until the next respective annual meetings of the stockholders and Board of Directors of Pandora's, and until their respective successors shall be elected and qualified or until their respective prior resignations or terminations.

                 5.7     Name Change and Reverse Split of Pandora's,
Cancellation of
Pre-Plan Outstanding Shares and Issuance of Compensation Shares.
Simultaneous with the Closing of this Plan, (i) Pandora's shall adopt such resolutions as necessary for the preparation and mailing to stockholders of an Information Statement for the purpose of amending its Articles of Incorporation to change the name of Pandora's to "Computer Masters, Inc." and to effect a forward split of its outstanding common stock on a basis of three for one, while retaining the current par value and authorized shares, with appropriate adjustments in the additional paid in capital and stated capital accounts of Pandora's; (ii) cause the shares of common stock as outlined in
Section 1.5 hereof to be canceled; and (iii) cause the shares of common stock outlined in Sections 1.6 and 1.7 hereof to be issued as fully paid and non-assessable shares.

                            Section 6

         Conditions Precedent to Obligations of Pandora's

          All obligations of Pandora's under this Plan are subject, at Pandora's' option, to the fulfillment, before or at the Closing, of each of the following conditions:

                 6.1 Representations and Warranties True at Closing. The representations and warranties of Computer Masters and the Computer Masters Stockholders contained in this Plan shall be deemed to have been made again at and as of the Closing and shall then be true in all material respects and shall survive the Closing.

                 6.2     Due Performance.  Computer Masters and the Computer
Masters
Stockholders shall have performed and complied with all of the terms and conditions required by this Plan to be performed or complied with by them before the Closing.

                 6.3 Officers' Certificate. Pandora's shall have been furnished with a certificate signed by the President of Computer Masters, in such capacity, attached hereto as Exhibit I and incorporated herein by reference, dated as of the Closing, certifying (1) that all representations and warranties of Computer Masters and the Computer Masters Stockholders contained herein are true and correct; and (2) that since the date of the financial statements (Exhibit E), there has been no material adverse change in the financial condition, business or properties of Computer Masters, taken as a whole.

                 6.4 Books and Records. The Computer Masters Stockholders or the
Board of Directors of Computer Masters shall have caused Computer Masters to make available all books and records of Computer Masters, including minute books and stock transfer records; provided, however, only to the extent requested in writing by Pandora's at Closing.

                            Section 7

                           Termination

          Prior to Closing, this Plan may be terminated (1) by mutual consent in writing; (2) by either the sole director of Pandora's or Computer Masters and the Computer Masters Stockholders if there has been a material misrepresentation or material breach of any warranty or covenant by the other party; or (3) by either the sole director of Pandora's or Computer Masters and the Computer Masters Stockholders if the Closing shall not have taken place, unless adjourned to a later date by mutual consent in writing, by the date fixed in Section 2.

                            Section 8

                        General Provisions

                 8.1 Further Assurances. At any time, and from time to time, after the Closing, each party will execute such additional instruments and take such action as may be reasonably requested by the other party to confirm or perfect title to any property transferred hereunder or otherwise to carry out the intent and purposes of this Plan.

                 8.2 Waiver. Any failure on the part of any party hereto to comply with any of Pandora's obligations, agreements or conditions hereunder may be waived in writing by the party to whom such compliance is owed.

                 8.3 Brokers. Each party represents to the other parties hereunder that no broker or finder has acted for it in connection with this Plan, and agrees to indemnify and hold harmless the other parties against any fee, loss or expense arising out of claims by brokers or finders employed or alleged to have been employed by he/she/it.

                 8.4 Notices. All notices and other communications hereunder shall be in writing and shall be deemed to have been given if delivered in person or sent by prepaid first-class registered or certified mail, return receipt requested, as follows:

               If to Pandora's:         11944 FM 3005 #403
                                             Galveston, Texas 77554

                         With a copy to:          Leonard W. Burningham, Esq.
                                             Suite 205 Hermes Building
                                             455 East 500 South Street
                                             Salt Lake City, Utah 84111

               If to Computer Masters:  11711 South Portland
                                             Oklahoma City, Oklahoma 73170


                         If to the Computer Masters
                         Stockholders:            To the addresses listed on
                                                  Exhibit A


                 8.5 Entire Agreement. This Plan constitutes the entire agreement between the parties and supersedes and cancels any other agreement, representation, or communication, whether oral or written, including the Letter of Intent dated November 8, 1998, between the parties hereto relating to the transactions contemplated herein or the subject matter hereof.

                8.6 Headings. The section and subsection headings in this Plan are inserted for convenience only and shall not affect in any way the meaning or interpretation of this Plan.

                 8.7 Governing Law. This Plan shall be governed by and construed and enforced in accordance with the laws of the State of Nevada, except to the extent pre-empted by federal law, in which event (and to that extent only), federal law shall govern.

                 8.8 Assignment. This Plan shall inure to the benefit of, and be binding upon, the parties hereto and their successors and assigns; provided however, that any assignment by any party of Pandora's's rights under this Plan without the prior written consent of the other parties shall be void.

                8.9 Counterparts. This Plan may be executed simultaneously in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

                8.10 Default. In the event of any default hereunder, the prevailing party in any action to enforce the terms and provisions hereof shall be entitled to recover reasonable attorney's fees and related costs.

          IN WITNESS WHEREOF, the parties have executed this Agreement and Plan of Reorganization effective the day and year first above written.

                              PANDORA'S GOLDEN BOX


Date: 12/20/98           By /s/ Sam Bono, President

                         ELECTRONIC SERVICE CO., INC.


Date: 12/23/98           By /s/ Cynthia A. Cole, President

                         ELECTRONIC SERVICE CO., INC.
                         STOCKHOLDERS


Date: 12/23/98           /s/  Homer O. Cole, III


Date: 12/23/98           /s/  Cynthia A. Cole


Date: 12/23/98           /s/  Dr. Shirley F. Hartley


                         ELECTRONIC SERVICE CO., INC.
                         SUBSCRIBERS*

Date: 12/23/98           /s/ Sandra Sue Frost
Date: 12/23/98           /s/ Thomas R. Grippo, Jr.
Date: 12/23/98           /s/ Lasertech Computer Distributor
Date: 12/23/98           /s/ Carol A. Bryant
Date: 12/23/98           /s/ Anita S. Albright
Date: 12/23/98           /s/ Pramod Kumar Chetty
Date: 12/23/98           /s/ Lynne Raye Morin Davis
Date: 12/23/98           /s/ Clifford W. Fager
Date: 12/23/98           /s/ Thomas L. Haas
Date: 12/23/98           /s/ Hogin Family Limited Partnership #3
Date: 12/23/98           /s/ Ronald D. Jack
Date: 12/23/98           /s/ Joseph A. Jacoby
Date: 12/23/98           /s/ Edwina V. Johnson
Date: 12/23/98           /s/ Randy Allen McConnell
Date: 12/23/98           /s/ Marvin Edward Meek
Date: 12/23/98           /s/ Charles J. Moretz
Date: 12/23/98           /s/ Brenda F. Ochs
Date: 12/23/98           /s/ John J. & Susan O'Hare
Date: 12/23/98           /s/ Richard D. & Phyllis G. Parker
Date: 12/23/98           /s/ Paul H. Potter
Date: 12/23/98           /s/ Rosemary P. Powers
Date: 12/23/98           /s/ Joseph K. Powers
Date: 12/23/98           /s/ William C. Powers
Date: 12/23/98           /s/ Ravindar Pruthi
Date: 12/23/98           /s/ Duane B. Ramsey
Date: 12/23/98           /s/ Iraida Salinas
Date: 12/23/98           /s/ Ronald C. Savage, Jr.
Date: 12/23/98           /s/ Robert and Elaine Shortley
Date: 12/23/98           /s/ Marshall E. Smith
Date: 12/23/98           /s/ Harley R. Spencer
Date: 12/23/98           /s/ Tammy Thomas
Date: 12/23/98           /s/ Melton Ray Townley
Date: 12/23/98           /s/ Ordean Arnold
Date: 12/23/98           /s/ Veda Marie Powell
Date: 12/23/98           /s/ John R. Vanderzyl
Date: 12/23/98           /s/ W. Perry Bailey
Date: 12/23/98           /s/ Danny R. Hutchinson
Date: 12/23/98           /s/ John R. Patterson
Date: 12/23/98           /s/ Glen J. Schumeyer
Date: 12/23/98           /s/ Wayne J. Torre
Date: 12/23/98           /s/ James W. Utt
Date: 12/23/98           /s/ Michelle Ann Trush
Date: 12/23/98           /s/ Dufo, Ltd.
Date: 12/23/98           /s/ Robert Harvey
Date: 12/23/98           /s/ Richard Cullison
Date: 12/23/98           /s/ Henry Miller
Date: 1/28/99            /s/ S.F. Hartley, DPM
Date: 1/28/99            /s/ Laura M. Sikes
Date: 1/28/99            /s/ Kenrick J. Dennis

                            EXHIBIT A

          STOCKHOLDERS OF ELECTRONIC SERVICE, CO., INC.
                                                                  Number of
                                                                  Post-Split
                                 Number          Number of        Post-Plan
                                 of Shares       Shares of        Shares of
                                 Owned of        Pandora's to     Pandora's to
                                 Electronic      be Received      be received
 Name and Address                Service Co.     in Exchange      in Exchange

Cynthia A. Cole                     4,650       2,263,000        6,789,000
11711 South Portland
Oklahoma City, Oklahoma 73170

Homer O. Cole, III              300         146,000          438,000
11711 South Portland
Oklahoma City, Oklahoma 73170

Dr. Shirley F. Hartley                50             24,333           73,000
2201 Juanita Lane
Deer Park, Texas 77536

          SUBSCRIBERS OF ELECTRONIC SERVICES, CO., INC.


                                                           Number of
                                    Number of              Post-Split
                                    Subscribed Shares      Post-Plan Shares
                                    of Pandora's           of Pandora's
                                    to be Received         to be Received
     Subscriber                     in Exchange (1)        in Exchange (2)

(1) computed by dividing three into the dollar amount of the subscription price opposite each subscribers' name.

(2) the number of shares equal to the dollar amount of the subscription price at $1.00 per share.

Sandra Sue Frost                       1,666             5,000
Thomas R. Grippo, Jr.                  5,000                 15,000
Lasertech Computer Distributor        33,333           100,000
Carol A. Bryant                           333                  1,000
Anita S. Albright                        500              1,500
Pramod Kumar Chetty               1,666              5,000
Lynne Raye Morin Davis                  166                500
Clifford W. Fager                      2,000             6,000
Thomas L. Haas                     166                500
Hogin Family Limited Partnership #3         3,000              9,000
Ronald D. Jack                     333              1,000
Joseph A. Jacoby                       2,058             6,175
Joseph A. Jacoby                       1,666             5,000
Edwina V. Johnson                       758              2,275
Randy Allen McConnell                  1,666             5,000
Marvin Edward Meek                1,666             5,000
Charles J. Moretz                       500              1,500
Brenda F. Ochs                     133                400
John J. & Susan O'Hare                  400              1,200
Richard D. & Phyllis G. Parker         3,000             9,000
Paul H. Potter                    2,000             6,000
Rosemary P. Powers                2,000             6,000
Joseph K. Powers                       1,866             5,600
William C. Powers                      5,583            16,750
Ravindar Pruthi                        1,666             5,000
Duane B. Ramsey                        1,333             4,000
Iraida Salinas                     166                500
Ronald C. Savage, Jr.                   333              1,000
Robert and Elaine Shortley               666             2,000
Marshall E. Smith                      1,333             4,000
Harley R. Spencer                      1,666             5,000
Tammy Thomas                       166                500
Melton Ray Townley                 166                500
Ordean Arnold                      833              2,500
Veda Marie Powell                       166                500
John R. Vanderzyl                      3,333            10,000
W. Perry Bailey                        3,333            10,000
Danny R. Hutchinson               1,666             5,000
John R. Patterson                      6,666            20,000
Glen J. Schumeyer                      6,666            20,000
Wayne J. Torre                    3,333            10,000
James W. Utt                      3,333            10,000
Michelle Ann Trush                4,000            12,000
Dufo, Ltd.                             6,666            20,000
Bob Harvey                             3,333            10,000
Richard Cullison                          333                  1,000
Henry Miller                      8,333             25,000
S.F. Hartley, DPM                      8,333            25,000
Laura M. Sikes                    6,666            20,000
Kenrick J. Dennis                       1,666                 5,000

                                147,633               442,900

                            EXHIBIT B

                       PANDORA'S GOLDEN BOX

                   AUDITED FINANCIAL STATEMENTS

                       FOR THE YEARS ENDED

                    DECEMBER 31, 1997 AND 1996

INDEPENDENT AUDITORS' REPORT


Board of Directors
Pandora's Golden Box
Galveston, Texas

We have audited the balance sheets of Pandora's Golden Box (a development stage company) as of December 31, 1997 and the related statements of operations, stockholders' equity and cash flows for the years ended December 31, 1997 and 1996. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Pandora's Golden Box as of December 31, 1997 and the results of its operations and its cash flows for the years ended December 31, 1997 and 1996 in conformity with generally accepted accounting principles.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 2 to the financial statements, the Company is a development stage company with no established source of revenues. These conditions raise substantial doubt about its ability to continue as a going concern. Management's plans concerning these matters are also described in Note 2. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/s/Jones, Jensen & Company

Jones, Jensen & Company
March 10, 1998

PANDORA'S GOLDEN BOX
(A Development Stage Company)

FINANCIAL STATEMENTS

December 31, 1997 and 1996

                            PANDORA'S GOLDEN BOX
                       (A Development Stage Company)
                               Balance Sheets
                                   ASSETS

                                                 December 31,
                                        1997                     1996
CURRENT ASSETS

  Cash                                $     5,812          $     -

     Total Current Assets                   5,812                -

     TOTAL ASSETS                     $     5,812          $     -

LIABILITIES AND STOCKHOLDERS' EQUITY

CURRENT LIABILITIES

  Accounts payable                    $      957           $     -

     Total Current Liabilities               957                 -

STOCKHOLDERS' EQUITY

  Common stock, 25,000,000 shares
  authorized at $0.001 par value;
  180,341 and 78,570 shares issued and
   outstanding, respectively                 180                 79
  Capital in excess of par value         273,719            263,820
  Deficit accumulated during the
   development stage                    (269,044)          (263,899)

        Total Stockholders' Equity         4,855                -

     TOTAL LIABILITIES AND
       STOCKHOLDERS' EQUITY           $    5,812          $     -

                             PANDORA'S GOLDEN BOX
                        (A Development Stage Company)
                           Statements of Operations

                                                                From
                                                            Inception on
                                                              August 4,
                               For the Years Ended          1987, through
                                    December 31,             December 31,
                          1997          1996       1995          1997
REVENUES                 $     -        $     -   $      -    $     -

EXPENSES                     5,145           -          -      269,044

NET LOSS                 $  (5,145)     $     -   $     -    $(269,044)

Net Loss Per Share       $   (0.06)     $  (0.00) $  (0.00)

WEIGHTED AVERAGE NUMBER
 OF SHARES OUTSTANDING      95,240        78,570    78,570

                           PANDORA'S GOLDEN BOX
                      (A Development Stage Company)
                    Statements of Stockholders' Equity
                                                                     Deficit
                                                                   Accumulated
                                                      Capital in    During the
                                   Common Stock        Excess of   Development
                              Shares       Amount      Par Value      Stage
Inception on August 4, 1987        -        $    -     $     -       $     -

45,000 shares of common stock   45,000            45       7,455           -
Issued for cash at $0.17 per
share

29,570 shares of common stock   29,570            30     147,818           -
Issued for cash at $5.00 per
share

4,000 shares of common stock     4,000             4     108,457           -
Issued for equipment at $27.14
per share

Loss from Inception on
August 4, 1987 to
December 31, 1994                  -             -           -       (263,899)

Balance, December 31, 1994      78,570            79     263,820     (263,899)

Net loss for the year ended
 December 31, 1995                 -             -           -            -

Balance, December 31, 1995      78,570            79     263,820     (263,899)

Net loss for the year ended
 December 31, 1996                 -             -           -            -

Balance, December 31, 1996      78,570            79     263,820     (263,899)

100,000 shares of common
stock issued for cash at
$0.10 per share                100,000           100        9,900          -

1,771 shares of common stock
issued in conjunction with a
100-for-1 reverse stock split    1,771            1           (1)          -

Net loss for the year ended
 December 31, 1997                 -            -            -         (5,145)

Balance, December 31, 1997     180,341     $   180     $273,719     $(269,044)

                              PANDORA'S GOLDEN BOX
                         (A Development Stage Company)
                            Statements of Cash Flows
                                                                     From
                                                                  Inception on
                                                                    August 4,
                                     For the Years Ended       1987, through
                                        December 31,            December 31,
                                   1997       1996      1995         1997
 OPERATING ACTIVITIES

  Net loss                      $ (5,145)    $     -  $     -   $(269,044)
  Increase in accounts payable       957           -        -         957

        Net Cash Provided (Used)
          by Operating Activities (4,188)          -        -    (268,087)

CASH FLOWS FROM
   INVESTING ACTIVITIES              -             -         -         -

CASH FLOWS FROM
   FINANCING ACTIVITIES

     Proceeds from issuance
       of common stock           10,000           -         -     273,899

       Net Cash Provided (Used)
         by Financing Activities 10,000            -         -    273,899

NET INCREASE (DECREASE)
  IN CASH AND CASH
  EQUIVALENTS                     5,812            -         -      5,812

CASH AND CASH EQUIVALENTS
  AT BEGINNING OF PERIOD            -              -         -        -

CASH AND CASH EQUIVALENTS
  AT END OF PERIOD             $  5,812      $     -    $     -  $  5,812

SUPPLEMENTAL DISCLOSURES
  OF CASH FLOW INFORMATION

    Interest paid              $    -        $     -    $     -  $    -
    Income taxes paid          $    -        $     -    $     -  $    -

NON-CASH FINANCING ACTIVITIES:

  Common stock issued for
   equipment                   $    -        $      -   $     -  $ 108,461

                           PANDORA'S GOLDEN BOX
                      (A Development Stage Company)
                    Notes to the Financial Statements
                            December 31, 1997

NOTE 1 -     SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

a. Organization

The financial statements presented are those of Pandora's Golden Box. The Company was incorporated on August 4, 1987 in the State of Nevada for the purpose of acquiring interests in various business opportunities.

The Company is currently inactive, and is seeking other business opportunities through mergers and acquisitions.

     b. Accounting Method

The Company's financial statements are prepared using the accrual method of accounting. The Company has elected a December 31 year end.

     c. Net Loss Per Share

The computation of net loss per share of common stock is based on the weighted average number of shares outstanding during the period.

     d. Cash Equivalents

For purposes of the Statement of Cash Flows, the Company considers all highly liquid investments with an original maturity of three months or less to be cash equivalents.

     e. Provision for Taxes

The Company accounts for income taxes using Statement of Financial Accounting Standards No. 109, "Accounting for Income Taxes." Under Statement 109, the liability method is used in accounting for income taxes.

As of December 31, 1997, the Company had net operating loss carryforwards of approximately $5,000 that may be offset against future taxable income through 2012. The tax benefit of the net operating loss carryforwards is offset by a valuation allowance of the same amount due to the uncertainty that the carryforwards will be used before they expire.

f. Estimates

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

NOTE 2 -     GOING CONCERN

The Company's financial statements are prepared using generally accepted accounting principles applicable to a going concern which contemplates the realization of assets and liquidation of liabilities in the normal course of business. However, the Company does not have significant cash or other material assets, nor does it have an established source of revenues sufficient to cover its operating costs and to allow it to continue as a going concern. It is the intent of the Company to seek a merger with an existing, operating company. Currently, the stockholders are committed to covering all operating expenses and other costs until a merger has occurred.

NOTE 3 -     STOCK SPLIT/CHANGE IN AUTHORIZED SHARES

On December 31, 1997, the Company reverse split its common shares on a one share for one hundred shares basis. This reverse split of the Company's common stock has been retroactively reflected in the financial statements. No shareholder was reduced below 100 shares so 1,771 shares were issued.

                           EXHIBIT B-1

                      PANDORA'S GOLDEN BOX.

       UNAUDITED BALANCE SHEET AND STATEMENT OF OPERATIONS

           FOR THE NINE MONTHS ENDED SEPTEMBER 30, 1998

                              PANDORA'S GOLDEN BOX
                          (A Development Stage Company)
                                 Balance Sheets

                             ASSETS

                                                September 30,    December 31,
                                                  1998              1997
                                                (Unaudited)
CURRENT ASSETS

 Cash                                    $              2,564    $    5,812

  Total Current Assets                                  2,564         5,812

  TOTAL ASSETS                           $              2,564    $    5,812

         LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIT)

CURRENT LIABILITIES

 Accounts payable                        $              8,070    $      957

  Total Current Liabilities                             8,070           957

  TOTAL LIABILITIES                                     8,070           957

STOCKHOLDERS' EQUITY (DEFICIT)

 Common stock: 50,000,000 shares authorized
  of $0.001 par value, 180,341 and 180,341
   shares issued and outstanding, respectively            180           180
 Additional paid-in capital                           273,719       273,719
 Deficit accumulated during the development stage    (279,405)     (269,044)

  Total Stockholders' Equity (Deficit)                 (5,506)        4,855

  TOTAL LIABILITIES AND STOCKHOLDERS'
   EQUITY (DEFICIT)                      $              2,564   $     5,812

                      PANDORA'S GOLDEN BOX
                 (A Development Stage Company)
                    Statements of Operations
                          (Unaudited)
                                                                     From
                                                                  Inception on
                                                                    July 26,
             For the Three Months Ended For the Nine Months Ended 1983 Through
                    September 30,             September 30,      September 30,
                    1998         1997        1998        1997        1998
REVENUES         $       -     $      -     $     -      $      -  $     -

EXPENSES               1,047          -        10,361           -    279,405

NET LOSS         $    (1,047)  $      -     $ (10,361)   $      -  $(279,405)

BASIC NET LOSS PER
 SHARE OF COMMON
 STOCK           $     (0.01)  $      -     $   (0.06)   $      -

BASIC WEIGHTED
 OUTSTANDING SHARES  180,341      180,341     180,341       180,341

                        PANDORA'S GOLDEN BOX
                    (A Development Stage Company)
            Statements of Stockholders' Equity (Deficit)

Deficit
                                                               Accumulated
                                                  Additional   During the
                                  Common Stock      Paid-in    Development
                              Shares      Amount    Capital       Stage
Inception on August 4, 1987      -        $ -        $ -       $  -

45,000 shares of common stock
 issued for cash at $0.17 per
 share                          45,000        45      7,455       -

29,570 shares of common stock
 issued for cash at $5.00 per
 share                          29,570        30    147,818       -

4,000 shares of common stock
 issued for equipment at $27.11
 per share                       4,000         4    108,547       -

Loss from inception on
 August 4, 1987
 to December 31, 1994            -           -         -        (263,899)

Balance, December 31, 1994      78,570        79    263,820     (263,899)

Net loss for the year ended
 December 31, 1995               -           -         -          -

Balance, December 31, 1995      78,570        79    263,820     (263,899)

Net loss for the year ended
 December 31, 1996               -           -         -          -

Balance, December 31, 1996      78,570        79    263,820     (263,899)

100,000 shares of common stock
 issued for cash at $0.10 per
 share                         100,000       100      9,900       -

1,711 shares of common stock
 issued in conjunction with a
 100-for-1 reverse stock split   1,771         1         (1)      -

Net loss for the year ended
 December 31, 1997               -           -         -          (5,145)

Balance, December 31, 1997     180,341       180    273,719     (269,044)

Net loss for the nine months
ended September 30, 1998
(unaudited)                      -           -         -         (10,361)

Balance, September 30, 1998
(unaudited)                    180,341  $    180  $ 273,719   $ (279,405)

                           PANDORA'S GOLDEN BOX
                      (A Development Stage Company)
                         Statements of Cash Flows
                               (Unaudited)
                                                                     From
                                                                 Inception on
                                                                   July 26,
            For the Three Months Ended For the Nine Months Ended 1983 Through
                    September 30,            September 30,       September 30,
                   1998        1997      1998         1997           1998
OPERATING ACTIVITIES

 Net loss             $(1,047)  $    -     $(10,361)  $    -      $(279,405)
 Increase in accounts
 payable                  203        -        7,113        -          8,070

  Net Cash Provided
   (Used) by Operating
   Activities            (844)       -       (3,248)       -       (271,335)

CASH FLOWS FROM
 INVESTING ACTIVITIES     -          -          -          -            -

CASH FLOWS FROM
 FINANCING ACTIVITIES

 Proceeds from issuance
   of common stock        -          -          -          -        273,899

  Net Cash Provided
   (Used) by Financing
   Activities             -          -          -          -        273,899

NET INCREASE (DECREASE)
 IN CASH AND CASH
 EQUIVALENTS             (844)       -       (3,248)       -          2,564

CASH AND CASH EQUIVALENTS
 AT BEGINNING OF PERIOD 3,408        -        5,812        -            -

CASH AND CASH EQUIVALENTS
 AT END OF PERIOD     $ 2,564   $    -    $   2,564   $    -       $  2,564

SUPPLEMENTAL DISCLOSURES
 OF CASH FLOW INFORMATION

 Interest paid        $   -     $    -    $     -     $    -       $     -
 Income taxes paid    $   -     $    -    $     -     $    -       $     -

NON-CASH FINANCING ACTIVITIES:

 Common stock issued for
  equipment           $   -     $    -    $     -     $    -       $ 108,461

                      PANDORA'S GOLDEN BOX
                 (A Development Stage Company)
               Notes to the Financial Statements
            September 30, 1998 and December 31, 1997

NOTE 1 -  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

        a.  Organization

        The financial statements presented are those of Pandora's Golden Box. The Company was incorporated on August 4, 1987 in the State of Nevada for the purpose of acquiring interests in various business opportunitities.

        b. Accounting Method

        The Company's financial statements are prepared using the accrual method of accounting. The Company has elected a December 31 year end.

        c. Net Loss Per Share

        The computation of net loss per share of common stock is based on the weighted average number of shares outstanding during the period.

        d. Cash Equivalents

        For purposes of the Statement of Cash Flows, the Company considers all highly liquid investments with an original maturity of three months or less to be cash equivalents.

        e. Provision for Taxes

        The Company accounts for income taxes using Statement of Financial Accounting Standards No. 109, "Accounting for Income Taxes." Under Statement 109, the liability method is used in accounting for income taxes.

        As of September 30, 1998, the Company had net operating loss carryforwards of approximately $10,000 that may be offset against future taxable income through 2013. The tax benefit of the net operating loss carryforwards is offset by a valuation allowance of the same amount due to the uncertainty that the carryforwards will be used before they expire.

        f. Estimates

        The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

        g. Unaudited Financial Statements

        The accompanying unaudited financial statements include all of the adjustments which, in the opinion of management, are necessary for a fair presentation. Such adjustments are of a normal, recurring nature.

NOTE 2 - GOING CONCERN

        The Company's financial statements are prepared using generally accepted accounting principles applicable to a going concern which contemplates the realization of assets and liquidation of liabilities in the normal course of business. However, the Company does not have significant cash or other material assets, nor does it have an established source of revenues sufficient to cover its operating costs and to allow it to continue as a going concern. It is the intent of the Company to seek a merger with an existing, operating company. Currently, the stockholders are committed to covering all operating expenses and other costs until a merger has occurred.

NOTE 3 - STOCK SPLIT/CHANGE IN AUTHORIZED SHARES

        On December 31, 1997, the Company reverse split its common shares on a one share for one hundred shares basis. This reverse split of the Company's common stock has been retroactively reflected in the financial statements. No shareholder was reduced below 100 shares so 1,771 shares were issued.

                            EXHIBIT C

          None.

                            EXHIBIT D

                     ELECTRONIC SERVICE, CO.

           UNAUDITED BALANCE SHEET AND INCOME STATEMENT
              FOR THE PERIOD ENDED DECEMBER 31, 1997

                    YEAR ENDED DECEMBER 31, 1997
                         BALANCE SHEET
ASSETS
CURRENT ASSETS
     Cash in Bank-Southwestern               -64,144.48
     Cash in Bank-Liberty                     -5,304.11
     BancFirst                           27,123.31
     American State Bank                  3,020.78
     Accounts Receivable                 60,334,68
     Employee Advances                          -325.00
     SWEEP                                       338.14
     Bank One Savings                          5,622.76
     Inventory                          212,000.00
TOTAL CURRENT ASSETS
238,666.08

FIXED ASSETS
     Fixtures & Equipment                     48,295.77
     Transportation Equipment            24,631.75
     Accumulated Depreciation           -13,978.00
TOTAL FIXED ASSETS                                                58,949.52

OTHER ASSETS                                  0.00
TOTAL OTHER ASSETS                                                     0.00

TOTAL ASSETS                                                     297,615.60

LIABILITIES
CURRENT LIABILITIES
     Accounts Payable                         11,915.52
     Notes Payable S/T                        24,413.39
     Federal Payroll Taxes                    17,528.08
     State Payroll Tax                         3,571.11
     Accrued Unemployment Tax               270.87
     Sales Tax Payable                        32,025.85
TOTAL CURRENT LIABILITIES
89,724.82

LONG TERM LIABILITIES
     Note Payable Long Term                  134,253.75
     Due Officers                        -1,647.86
TOTAL LONG TERM LIABILITIES
132,605.89

TOTAL LIABILITIES
222,330.71

EQUITY
     Retained Earnings                       -31,675.03
PROFIT                                  106,959.92

TOTAL EQUITY                                                      75,284.89

TOTAL LIABILITY AND EQUITY
595,231.20

                           - Subsidiary Ledger -

NOTES PAYABLE S/T
     EFCU S/T                             3,421.46
     American State Bank S/T                   8,557.06
     American State Bank 2 S/T                10,226.88
     Union Acceptance S/T                      2,207.99
TOTAL SHORT TERM
24,413.39

                            - Subsidiary Ledger -

NOTES PAYABLE LONG TERM
     EFCU Long Term                         826.01
     American State Bank L/T                  33,309.49
     American State Bank 2 L/T                83,915.36
     Union Acceptance L/T                     16,202.89
TOTAL LONG TERM NOTES
134,253.75


                        YEAR ENDED DECEMBER 31, 1997
                             OPERATING STATEMENT

                                   Year End
                                   Final                         Percent
OTHER INCOME
     Interest Income                           1,080.26
0.0
TOTAL OTHER INCOME                        1,080.26                      0.0

OTHER EXPENSE
     OTHER EXPENSE ACCOUNT                    50,000.00
1.1
TOTAL OTHER EXPENSES                          50,000.00
1.1

NET PROFIT/(LOSS)                            106,959.92
2.4

                           EXHIBIT D-1


                     ELECTRONIC SERVICE, CO.

                     UNAUDITED BALANCE SHEET

                       FOR THE PERIOD ENDED

                           MAY 31, 1998

                                BALANCE SHEET
ASSETS
CURRENT ASSETS
     Cash in Bank-Southwestern              -212,281.22
     Cash in Bank-Liberty                     -1,380.43
     BancFirst                          -15,863.97
     American State Bank                  3,062.79
     Accounts Receivable                 66,156.42
     Employee Advances                         1,117.39
     SWEEP                                        17.87
     Bank One Savings                          5,622.76
     Peoples State Bank                   1,788.35
     Inventory                          526,480.98
TOTAL CURRENT ASSETS
374,720.94

FIXED ASSETS
     Leasehold Improvements                    1,906.86
     Fixtures & Equipment                     48,295.77
     Transportation Equipment            45,099.75
     Accumulated Depreciation           -14,941.71
TOTAL FIXED ASSETS                                                80,360.67

OTHER ASSETS                                  0.00
TOTAL OTHER ASSETS                                                     0.00

TOTAL ASSETS                                                     455,081.61

LIABILITIES
CURRENT LIABILITIES
     Accounts Payable                          6,225.07
     Notes Payable S/T                        28,691.84
     Federal Payroll Taxes                    18,161.47
     State Payroll Tax                         2,775.12
     Accrued Unemployment Tax               667.66
     Sales Tax Payable                        45,174.85
TOTAL CURRENT LIABILITIES
101,696.01

LONG TERM LIABILITIES
     Note Payable Long Term                  140,640.45
     Due Officers                        -1,846.74
TOTAL L.T. LIABILITIES
138,793.71

TOTAL LIABILITIES
240,489.72

EQUITY
     Retained Earnings                       -31,675.03
     Unadjusted Prior Year P/L                27,751.87
PROFIT                                  218,515.05
TOTAL EQUITY                                                     214,591.89

TOTAL LIABILITY & EQUITY                                         455,081.61





                    - Subsidiary Ledger -

NOTES PAYABLE S/T
     EFCU S/T                             3,024.76
     American State Bank S/T                   8,557.06
     American State Bank 2 S/T                10,226.88
     Union Acceptance S/T                      2,207.99
     N/P GMAC                             4,675.15
TOTAL SHORT TERM NOTES
28,691.84

                    - Subsidiary Ledger -

NOTES PAYABLE LONG TERM
     American State Bank L/T                  29,817.21
     American State Bank 2 L/T                80,438.40
     Union Acceptance L/T                     15,278.31
     N/P GMAC                            15,106.53
TOTAL LONG TERM NOTES
140,640.45

                            EXHIBIT E

          None.

                            EXHIBIT F



Pandora's Golden Box
11944 FM 3005 #403
Galveston, Texas 77554

Re: Exchange of common stock and subscriptions to purchase common stock of Electronic Service Co., Inc., an Oklahoma corporation ("ESCI"), for shares of Pandora's Golden Box, a Nevada corporation ("Pandora's" or the "Company")

Dear Ladies and Gentlemen:

          Pursuant to that certain Agreement and Plan of Reorganization (the "Plan") between the undersigned, ESCI, the other equity interest holders of ESCI and Pandora's, I acknowledge that I have approved this exchange; that I am aware of all of the terms and conditions of the Plan; that I have received and personally reviewed a copy of the Plan and any and all material documents regarding the Company, including, but not limited to the 10-KSB Annual Report, the 10-QSB Quarterly Reports and all other Reports of the Company filed with the Securities and Exchange Commission during the past twelve months. I represent and warrant that I have sufficient knowledge and experience to understand the nature of the exchange and am fully capable of bearing the economic risk of the loss of my entire cost basis.

          I further understand that immediately prior to the completion of the Plan, Pandora's had no assets and no liabilities, of any measurable value, and that in actuality, the completion of the Plan and the exchange of my shares of ESCI for shares of Pandora's results in a decrease in the actual percentage of ownership that my shares of ESCI represented in ESCI prior to the completion of the Plan.

          I understand that you have and will make books and records of your Company available to me for my inspection in connection with the contemplated exchange of my shares, options or warrants, and that I have been encouraged to review the information and ask any questions I may have concerning the information of any director or officer of the Company or of the legal and accounting firms for the Company. I understand that the accountant for the Company is Jones, Jensen & Company, 50 South Main Street, Suite #1450, Salt Lake City, Utah 84144, Telephone (801) 328-4408; and that legal counsel for Pandora's is Leonard W. Burningham, Esq., 455 East 500 South, #205, Salt Lake City, Utah 84111, Telephone (801) 363-7411. I further understand that, upon the completion of the Plan, no accountant, attorney, employee or consultant will have any claim of any kind against the Company for any event or occurrence on or prior to the completion of the Plan.

          I also understand that I must bear the economic risk of ownership of any of the Pandora's shares for a long period of time, the minimum of which will be one (1) year, as these shares are "unregistered" shares and may not be sold unless any subsequent offer or sale is registered with the United States Securities and Exchange Commission or otherwise exempt from the registration requirements of the Securities Act of 1933, as amended (the "Act"), or other applicable laws, rules and regulations.

          I intend that you rely on all of my representations made herein and those in the personal questionnaire (if applicable) I provided to ESCI for use by Pandora's as they are made to induce you to issue me the shares of Pandora's under the Plan, and I further represent (of my personal knowledge or by virtue of my reliance on one or more personal representatives), and agree as follows, to-wit:

          1. That the shares being acquired are being received for investment purposes and not with a view toward further distribution;

          2. That I have a full and complete understanding of the phrase "for investment purposes and not with a view toward further distribution";

          3. That I understand the meaning of "unregistered" shares and know that they are not freely tradeable;

          4. That any stock certificate issued by you to me in connection with the shares being acquired shall be imprinted with a legend restricting the sale, assignment, hypothecation or other disposition unless it can be made in accordance with applicable laws, rules and regulations;

          5. I agree that the stock transfer records of your Company shall reflect that I have requested the Company not to effect any transfer of any stock certificate representing any of the shares being acquired unless I shall first have obtained an opinion of legal counsel to the effect that the shares may be sold in accordance with applicable laws, rules and regulations, and I understand that any opinion must be from legal counsel satisfactory to the Company and, regardless of any opinion, I understand that the exemption covered by any opinion must in fact be applicable to the shares;

          6. That I shall not sell, offer to sell, transfer, assign, hypothecate or make any other disposition of any interest in the shares, options or warrants being acquired except as may be pursuant to any applicable laws, rules and regulations;

          7. I fully understand that my shares which are being exchanged for shares of the Company are "risk capital," and I am fully capable of bearing the economic risks attendant to this investment, without qualification; and

          8. I also understand that without approval of counsel for Pandora's, all shares of Pandora's to be issued and delivered to me in exchange for my shares of ESCI shall be represented by one certificate only and which such certificate shall be imprinted with the following legend or a reasonable facsimile thereof on the front and reverse sides thereof:

          The shares, options or warrants of stock represented by this certificate have not been registered under the Securities Act of 1933, as amended, and may not be sold or otherwise transferred unless compliance with the registration provisions of such Act has been made or unless availability of an exemption from such registration provisions has been established, or unless sold pursuant to Rule 144 under the Act.

          Any request for more than one stock certificate must be accompanied by a letter signed by the requesting stockholder setting forth all relevant facts relating to the request. Pandora's will attempt to accommodate any stockholders' request where Pandora's views the request is made for valid business or personal reasons so long as in the sole discretion of Pandora's, the granting of the request will not facilitate a "public" distribution of unregistered shares of Pandora's.

          You are requested and instructed to issue a stock certificate as follows, to-wit:

               Cynthia A. Cole "JTRS" 100%
               973 SW 54th
               Oklahoma City, OK 73109

Date: 12/22/98           /s/ Homer O. Cole III

               Cynthia S. Cole "JTRS"
               973 SW 54th
               Oklahoma City, OK 73109

Date: 12/23/98           /s/ Cynthia A. Cole

               S.F. Hartley, D.P.M.
               2201 Juanita
               Deer Park, TX 77536

Date: 12/22/98           /s/ S.F. Hartley, D.P.M.

                            EXHIBIT G


                CERTIFICATE OF OFFICER PURSUANT TO

               AGREEMENT AND PLAN OF REORGANIZATION


          The undersigned, the President of Pandora's Golden Box, a Nevada corporation ("Pandora's"), represents and warrants the following as required by the Agreement and Plan of Reorganization (the "Plan") between Pandora's and Electronic Service Co., Inc., an Oklahoma corporation ("ESCI"), and the ESCI Stockholders, to-wit:

          1. That the undersigned is the President of Pandora's and has been authorized and empowered by its Board of Directors to execute and deliver this Certificate to ESCI and the ESCI Stockholders;

          2. Based upon the personal knowledge, information and belief of the undersigned and opinions of counsel for Pandora's regarding the Plan:

              (i) All representations and warranties of Pandora's contained within the Plan are true and correct;

             (ii) Pandora's has complied with all terms and provisions required of it pursuant to the Plan; and

            (iii) There have been no material adverse changes in the financial position of Pandora's as set forth in its financial statements for the years ended December 31, 1997 and 1996, and September 30, 1998, except as set forth in Exhibit E to the Plan.

                              PANDORA'S GOLDEN BOX

                              By /s/ Sam Bono, President

                            EXHIBIT H


                CERTIFICATE OF OFFICER PURSUANT TO

               AGREEMENT AND PLAN OF REORGANIZATION


          The undersigned, the President of Electronic Service Co., Inc., an Oklahoma corporation ("ESCI"), represents and warrants the following as required by the Agreement and Plan of Reorganization (the "Plan") between ESCI, the ESCI Stockholders and Pandora's Golden Box, a Nevada corporation ("Pandora's"), to-wit:

          1. That she is the President of ESCI and has been authorized and empowered by its Board of Directors to execute and deliver this Certificate to Pandora's;

          2.   Based on her personal knowledge, information, belief:

              (i) All representations and warranties of ESCI contained within the Plan are true and correct;

             (ii) ESCI has complied with all terms and provisions required of it pursuant to the Plan; and

            (iii) There have been no material adverse changes in the financial position of ESCI as set forth in its balance sheets dated December 31, 1997 and May 31, 1998, except as set forth in Exhibit C to the Plan.


                              ELECTRONIC SERVICE CO., INC.


                              By /s/ Cynthia A. Cole, President

                              /s/ Cynthia A. Cole, Personally